UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant        ☑                             Filed by a Party other than the Registrant      ☐

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☐     Preliminary Proxy Statement
☐     Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐     Definitive Proxy Statement
☑     Definitive Additional Materials
☐     Soliciting Material Pursuant to §240.14a-12

CH ENERGY GROUP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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SPECIAL INTERNAL REPORT

 TO EMPLOYEES

May 11, 2012

Fortis Transaction Moves Forward

CH Energy Group filed the definitive Proxy Statement to solicit shareholder approval for the merger with a subsidiary of Fortis Inc. with the U.S. Securities and Exchange Commission on May 9, 2012. Copies will be mailed to shareholders next week.

The Special Meeting of Shareholders to approve the transaction has been formally set for Tuesday, June 19, 2012, at 9:00 a.m. in the South Road Auditorium at CH Energy Group’s headquarters in Poughkeepsie. Among other items, the proxy also reports the agreement in principle on the structure of a proposed settlement of the lawsuits filed in relation to the transaction. The proxy may be accessed in its entirety via the Investor Relations section on the CH Energy Group tab of the Company’s website at the link to SEC Filings.

“We believe that this transaction represents an outstanding opportunity for CH Energy’s shareholders. We have always believed strongly in CH Energy and its business plan and had not considered CH Energy to be for sale before Fortis approached us with its compelling offer. Once we looked at that offer, however, it became clear that there might never be a better time to consider a sale of the Company,” wrote Chairman of the Board, President and Chief Executive Officer Steven V. Lant in his introductory letter to the Proxy.

Lant later described the Fortis offer to shareholders as “an opportunity to lock in a premium to the historically high trading prices our shareholders have enjoyed recently. The definitive merger agreement we have entered into with Fortis provides for a cash payment to you of $65.00 per share. In addition, Fortis agreed that we are permitted to make dividend payments through the closing of the transaction, which we believe also contributes to our stock price trading above the $65 per share merger consideration following the announcement of the merger,” he wrote.

Forward-Looking Statements -
Statements included in this communication and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Exchange Act.  Forward-looking statements may be identified by words including "anticipates," "intends," "estimates," "believes," "projects," "expects," "plans," "assumes," "seeks," and similar expressions.  Forward-looking statements including, without limitation, those relating to CH Energy Group and Central Hudson's future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements.  Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Fortis transaction on the timing and terms thereof; deviations from normal seasonal weather and storm activity; fuel prices; energy supply and demand; potential future acquisitions; legislative, regulatory, and competitive developments; interest rates; access to capital; market risks; electric and natural gas industry restructuring and cost recovery; the ability to obtain adequate and timely rate relief; changes in fuel supply or costs including future market prices for energy, capacity, and ancillary services; the success of strategies to satisfy electricity, natural gas, fuel oil, and propane requirements; the outcome of pending litigation and certain environmental matters, particularly the status of inactive hazardous waste disposal sites and waste site remediation requirements; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism.  CH Energy Group and Central Hudson  undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.  Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, CH Energy Group filed a proxy statement with the Securities and Exchange Commission, which we refer to as the SEC, on May 9, 2012, and intends to file other relevant materials with the SEC as well.  Investors and security holders of CH Energy Group are urged to read the proxy statement, and other relevant materials filed with the SEC when they become available, because they will contain important information about the proposed acquisition and related matters.  The proxy statement will be mailed to CH Energy Group shareholders.  Investors and stock shareholders holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by CH Energy Group, at the SEC's Web site, www.sec.gov.  These documents (when they are available) can also be obtained by investors and stockholders free of charge from CH Energy Group at CH Energy Group's website at www.chenergygroup.com, or by contacting CH Energy Group's Shareholder Relations Department at (845) 486-5204.

Participants in the Solicitation of Proxies

This communication is not a solicitation of a proxy from any security holder of CH Energy Group.  However, CH Energy Group, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of CH Energy Group in connection with the proposed acquisition.  Information about CH Energy's directors and executive officers may be found in its 2011 Annual Report on Form 10-K filed with the SEC on February 16, 2012, and definitive proxy statement relating to its 2011 Annual Meeting of Stockholders filed with the SEC on March 17, 2011.  Information about Fortis' directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger is included in the proxy statement filed with the SEC on May 9, 2012, and may be included in other relevant materials filed with the SEC when they become available.